                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Corsair Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          CORSAIR COMMUNICATIONS, INC.
                              3408 Hillview Avenue
                           Palo Alto, California 94304

                                 April 29, 1998



Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Corsair Communications, Inc., which will be held at the Company's executive offices, 3408 Hillview Avenue, Palo Alto, California on Thursday, June 4, 1998 at 7:30 a.m.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement which you are urged to read carefully.

        If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        We look forward to seeing you on June 4, 1998.

                                                   Sincerely,


                                                   /s/ MARY ANN BYRNES
                                                   -------------------
                                                   Mary Ann Byrnes
                                                   President and Chief
                                                   Executive Officer



--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

        In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.


--------------------------------------------------------------------------------

                          CORSAIR COMMUNICATIONS, INC.
                              3408 Hillview Avenue
                           Palo Alto, California 94304

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  June 4, 1998


        The Annual Meeting of Stockholders of Corsair Communications, Inc. ("Corsair" or the "Company") will be held at the Company's executive offices, 3408 Hillview Avenue, Palo Alto, California on Thursday, June 4, 1998 at 7:30 a.m. for the following purposes:

        1. To elect a Board of Directors. The Board has nominated the following persons for election at the Annual Meeting: Mary Ann Byrnes, Kevin R. Compton, Peter L.S. Currie, Stephen M. Dow, David H. Ring and Roland L. Robertson.

        2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

        3. To transact such other business which may properly come before the Annual Meeting or any adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 6, 1998 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                              By Order of the Board of Directors


Dated:  April 29, 1998                        /s/ MARTIN J. SILVER
                                              ----------------------------------
                                              Martin J. Silver
                                              Secretary


ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING AND ABSTENTIONS WILL HAVE THE EFFECT OF NEGATIVE VOTES. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                          CORSAIR COMMUNICATIONS, INC.
                              3408 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 1998

        The enclosed proxy is solicited on behalf of the Board of Directors of Corsair Communications, Inc., a Delaware corporation ("Corsair" or the "Company"), for use at the annual meeting of stockholders to be held on June 4, 1998, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at 7:30 a.m. at the Company's executive offices, 3408 Hillview Avenue, Palo Alto, California. All stockholders of record on April 6, 1998 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about April 29, 1998.

        The mailing address of the principal executive office of the Company is 3408 Hillview Avenue, Palo Alto, California 94304.

                               PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

        On April 6, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 13,714,475 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

        Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

        Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3408 Hillview Avenue, Palo Alto, California 94304, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Board of Directors of the Company is currently composed of six members. The Company's Amended and Restated Certificate of Incorporation provides that, beginning with the Annual Meeting, the Board of Directors will be classified into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each subsequent annual meeting of stockholders. All of the current members of the Board of Directors have been nominated to continue to serve on the Board. Messrs. Dow and Robertson have been nominated to stand for election to the Board for terms to expire at the 1999 annual meeting of stockholders or until their successors are elected and have been qualified, Messrs. Ring and Currie have been nominated to stand for election to the Board for terms to expire at the 2000 annual meeting of stockholders or until their successors are elected and have qualified, and Ms. Byrnes and Mr. Compton have been nominated to stand for election to the Board for terms to expire at the 2001 annual meeting of stockholders or until their successors are elected and have qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

VOTE REQUIRED

        The two candidates for the class of directors whose terms expire at the 1999 annual meeting of stockholders, the 2000 annual meeting of stockholders and the 2001 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Corsair. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election to the class indicated below, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR the nominees listed below.

NOMINEES

        The following table sets forth information regarding the nominees.

                                    YEAR FIRST                  CLASS
                                      ELECTED                TERMINATION
              NAME                   DIRECTOR       AGE         YEAR                 POSITION
---------------------------------   ----------    ------     -----------   --------------------------
Mary Ann Byrnes..................      1995         41          2001       President, Chief Executive
                                                                           Officer and Director

Kevin R. Compton(1)..............      1994         38          2001       Chairman of the Board and
                                                                           Director

Peter L.S. Currie(1).............      1995         40          2000       Director

Stephen M. Dow(2)................      1996         41          1999       Director

David H. Ring(2).................      1995         42          2000       Director

Roland L. Robertson..............      1996         62          1999       Director

----------
(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

        STEPHEN M. DOW. Mr. Dow has served as a Director of the Company since May 1996. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow is a director of Arqule Inc., Citrix Systems, Inc. and Viropharma Incorporated, and is also a director of several privately-held companies.

        ROLAND L. ROBERTSON. Mr. Robertson has served as a Director of the Company since April 1996. Since February 1997, Mr. Robertson has served as Vice President and Deputy General Manager for Operations of the System Integration Group of TRW Inc., a company focused primarily on government engineering contracting. From January 1991 through January 1997, Mr. Robertson served as President and General Manager of TRW Environmental Safety Systems, Inc., a subsidiary of TRW Inc.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

        PETER L.S. CURRIE. Mr. Currie has served as a Director of the Company since December 1995. Mr. Currie is currently Senior Vice President and Chief Financial Officer of Netscape Communications Corporation, an internet and intranet software company, where he has been employed since April 1995. From April 1989 to March 1995, Mr. Currie held various management positions at McCaw Cellular Communications, Inc., a wireless telecommunications carrier, including Executive Vice President of Corporate Development and Chief Financial Officer.

        DAVID H. RING. Mr. Ring has served as a Director of the Company since July 1995. Since April 1996, Mr. Ring has served as Chairman of the Board of Tzabaco Group, Inc., a direct marketing company, and has also served as Chief Executive Officer of Tzabaco Group, Inc. since October 1996. From December 1988 to November 1993, Mr. Ring served as Vice President of Manufacturing for Cisco Systems Inc. where he also served as a Director from November 1993 to November 1995. Mr. Ring was also a Director of Global Village Communication, Inc. from May 1991 to July 1996.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001

        MARY ANN BYRNES. Ms. Byrnes has served as President of the Company since December 1994, as a Director of the Company since February 1995 and as Chief Executive Officer since July 1995. Before joining Corsair, from June 1987 to November 1994, Ms. Byrnes served at Bay Area Cellular Telephone Company, a wireless telecommunications carrier, as Vice President of Sales and Marketing and Vice President of Operations. Ms. Byrnes holds a BA in economics from Wellesley College and an MBA from Harvard Business School.

        KEVIN R. COMPTON. Mr. Compton has served as Chairman of the Board and a Director of the Company since December 1994 and served as Secretary of the Company from December 1994 to December 1995. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. Mr. Compton is a director of Citrix Systems, Inc., Digital Generation Systems, Inc., Global Village Communication, Inc. and VeriSign, Inc., and is also a director of several privately-held companies.

BOARD MEETINGS AND COMMITTEES

        The Company's Board of Directors met a total of five times and acted by unanimous written consent a total of ten times during the year ended December 31, 1997. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) total meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

        The Company has a standing Audit Committee composed of Messrs. Compton and Curry. The Audit Committee met one time in 1997. The Audit Committee assists in selecting the independent accountants, designating the services they are to perform and in maintaining effective communication with those accountants.

        The Company also has a standing Compensation Committee currently composed of Messrs. Dow and Ring. The Compensation Committee met five times and acted by unanimous written consent seven times in 1997. The

Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans.

DIRECTOR COMPENSATION

        The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. In addition, beginning with this Annual Meeting, on the date of each annual meeting of the Company's stockholders, each non-employee director who is a director immediately after such meeting will receive an option to purchase 1,500 shares of Common Stock. These options will have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Each grant of 1,500 shares will vest in 12 equal monthly installments following the grant date during which the optionee continues to serve as a Board member. In addition, the option shares will become fully vested upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. The options may only be exercised to the extent vested.

        In May 1997, Mr. Compton and Mr. Dow each received an option to purchase 7,500 shares of Common Stock for their service as directors. In September, 1997, Mr. Robertson received an option to purchase 7,500 shares of Common Stock for his service as a director. Each of these options vests monthly over a three-year period from the date of grant.

                                   PROPOSAL 2

                                   APPROVAL OF
                        SELECTION OF INDEPENDENT AUDITORS

        The Company is asking the stockholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998.

VOTE REQUIRED

        The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP. In the event the stockholders fail to ratify the appointment, the Corsair Board will reconsider its selection. Even if the selection is ratified, the Corsair Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Corsair Board believes such a change would be in Corsair's and its stockholders' best interests.

        Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG Peat Marwick LLP to serve as Corsair's independent auditors for the year ending December 31, 1998.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1998 by all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock.

                                                             SHARES BENEFICIALLY OWNED
                                                             -------------------------
      NAME AND ADDRESS OF BENEFICIAL OWNER (1)            NUMBER (1)           PERCENT (2)
      ----------------------------------------            ----------           -----------
Kleiner Perkins Caufield & Byers(3).................        1,135,236              8.3%
        2750 Sand Hill Road
        Menlo Park, CA 94025

Sevin Rosen Funds (4)...............................        1,431,563             10.5%
        Two Galleria Tower
        13455 Noel Road, Suite 1670
        Dallas, TX 75420

Norwest Equity Partners (5) ........................        1,449,194             10.6%

TRW Inc.............................................        1,346,567              9.8%
        1 Federal System Park Drive
        Fairfax, VA 22033

Integral Capital Partners (6).......................          694,161              5.1%
        2750 Sand Hill Road
        Menlo Park, CA  94025

----------

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is calculated based on 13,693,151 shares of Common Stock outstanding on February 28, 1998, and is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3) Includes 1,125,998 shares held by Kleiner Perkins Caufield & Byers VII and 9,238 shares held by KPCB Information Sciences Zaibatsu Fund II.

(4) Includes 1,428,229 shares held by Sevin Rosen Fund IV L.P. and 3,334 shares held by Sevin Rosen Bayless Management Company.

(5) Includes 1,066,767 shares held by Norwest Equity Partners, IV and 382,427 shares held by Norwest Equity Partners, V.

(6) Includes 410,302 shares held by Integral Capital Partners II, L.P., 146,852 shares held by Integral Capital Partners International II, C.V., 111,647 shares held by Integral Capital Partners III, L.P., and 25,360 shares held by Integral Capital Partners International III, L.P.

               COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1998 by
(i) each director and nominee named under "Election of Directors," (ii) each of the Company's officers named under "Executive Compensation and Other Information--Summary of Cash and Certain Other Compensation" and (iii) all directors and executive officers of the Company as a group.

      NAME AND ADDRESS OF BENEFICIAL OWNER (1)             SHARES BENEFICIALLY OWNED
      ----------------------------------------             -------------------------
                                                         NUMBER (1)         PERCENT (2)
                                                         ----------         -----------
Mary Ann Byrnes (3).................................           430,325             3.1%
Kevin R. Compton (4)................................         1,147,625             8.4%
        2750 Sand Hill Road
        Menlo Park, CA 94025
Peter L.S. Currie (5)...............................            33,334              *
Stephen M. Dow (6)..................................         1,439,063            10.5%
        Two Galleria Tower
        13455 Noel Road, Suite 1670
        Dallas, TX 75240
David H. Ring (7)...................................            64,338              *
Roland L. Robertson (8).............................         1,354,067             9.9%
        1 Federal System Park Drive
        Fairfax, VA 22033
Martin J. Silver (9)................................           110,200              *
Evan J. McDowell (10)...............................           104,958              *
Thomas C. Meyer (11)................................            87,797              *
Donald R. Oestreicher (12)..........................           103,279              *
Walter M. Price (13)................................            60,436              *
Jeanette Robinson (14)..............................            65,476              *
John F. Scott (15)..................................            93,405              *
David G. Thompson (16)..............................           102,356              *
All directors and executive officers                         5,196,659            38.0%
as a group (14 persons) (17)........................


*    Less than 1%

(1) Except as otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable and (ii) the address for all persons named in the table is: 3408 Hillview Avenue, Palo Alto, California 94304.

(2) Percentage of ownership is based on 13,693,151 shares of Common Stock outstanding on February 28, 1998, and is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3) Includes 75,754 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998. Also includes 353,768 shares beneficially owned by the Wampler-Byrnes Family Trust. Ms. Byrnes is co-trustee and a beneficiary of the Wampler-Byrnes Family Trust. Ms. Byrnes has pledged 185,050 shares to the Company in exchange for a loan.

(4) Includes 1,125,998 shares held by Kleiner Perkins Caufield & Byers VII and 9,238 shares held by KPCB Information Sciences Zaibatsu Fund II. Mr. Compton is a Director of the Company and a general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II. Mr. Compton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 4,889 shares held by Mr. Compton and 7,500 shares issuable to Mr. Compton upon the exercise of options exercisable within 60 days of February 28, 1998.

(5) Includes 33,334 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998.

(6) Includes 1,428,229 shares held by Sevin Rosen Fund IV L.P. and 3,334 shares held by Sevin Rosen Bayless Management Company. Mr. Dow is a Director of the Company, a general partner of SRB Associates IV L.P., the general partner of Sevin Rosen Fund IV L.P., and an officer of Sevin Rosen Bayless Management Company. Mr. Don disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 7,500 shares issuable to Mr. Dow upon the exercise of options exercisable within 60 days of February 28, 1998.

(7) Includes 7,526 shares held by Eureka Investments, L.P. and 6,062 shares held by the David H. Ring Charitable Remainder Unitrust. Mr. Ring is a Director of the Company, a general partner of Eureka Investments, L.P. and the trustee of the David H. Ring Charitable Remainder Unitrust. Mr. Ring disclaims beneficial ownership of the shares held by Eureka Investments, L.P. and the David H. Ring Charitable Remainder Unitrust except to the extent of his pecuniary interest therein.

(8) Includes 1,346,567 shares held by TRW Inc. Mr. Robertson is a Director of the Company and an officer of TRW Inc. Because Mr. Robertson does not have voting or dispository control over such shares, he disclaims beneficial ownership of all of such shares. Also includes 7,500 shares issuable to Mr. Robertson upon the exercise of options exercisable within 60 days of February 28, 1998.

(9) Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998. Also includes 89,500 shares beneficially held by Martin J. Silver or Victoria H. Silver as joint tenants with right of survivorship.

(10) Includes 18,667 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998.

(11) Includes 56,535 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998.

(12) Includes 19,728 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998.

(13) Includes 35,832 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998.

(14) Includes 43,837 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998. Also includes 21,180 shares beneficially held by the Robinson Family Trust. Ms. Robinson is co-trustee and a beneficiary of the Robinson Family Trust.

(15) Includes 18,000 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998.

(16) Includes 26,627 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998.

(17) Includes 370,764 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1998. See also footnotes 4, 6, 7 and 8.

                               EXECUTIVE OFFICERS

       The executive officers of the Company as of February 28, 1998, are as follows:

NAME                             Age     Position
----                             ---     --------
Mary Ann Byrnes..............     41     President, Chief Executive Officer and Director
Martin J. Silver.............     41     Chief Financial Officer and Secretary
Evan J. McDowell.............     51     Vice President, Sales
Thomas C. Meyer..............     41     Vice President, Operations
Donald R. Oestreicher........     52     Vice President, Engineering
Walter M. Price..............     38     Vice President, Manufacturing
Jeanette Robinson............     47     Vice President, Human Resources
John F. Scott................     34     Vice President, Strategy and Business Development
David G. Thompson............     37     Vice President, Marketing


        MARY ANN BYRNES. Ms. Byrnes has been nominated to serve as a director of the Company. See "Election of Directors" for a discussion of Ms. Byrnes' business experience.

        MARTIN J. SILVER. Mr. Silver has served as Chief Financial Officer and Secretary of the Company since January 1996. Mr. Silver most recently served as Chief Financial Officer and Treasurer at Superconductivity, Inc., a developer of magnets for use by utilities to store energy, from January 1993 to December 1995. Prior to that, Mr. Silver served as Chief Financial Officer and Corporate Secretary at Credence Systems Corporation, a developer of testing devices for semiconductors, from November 1988 to December 1992. Mr. Silver holds a BS in electrical engineering from Purdue University and an MBA from The University of Pennsylvania, The Wharton School of Business.

        EVAN J. MCDOWELL. Mr. McDowell has served as Vice President, Sales of the Company since January 1997. Prior to joining Corsair, Mr. McDowell was employed by Polycom, Inc., a telecommunications products company, where he served as Vice President of Sales and Marketing from November 1993 to January 1997. From March 1989 to November 1993, Mr. McDowell served as General Manager of the Voice Information Services Division at Octel Communications Corporation, a voice messaging company. Mr. McDowell holds a BS in accounting and an MBA from San Diego State University.

        THOMAS C. MEYER. Mr. Meyer has served as Vice President, Operations of the Company since April 1996. Before joining Corsair, Mr. Meyer was Senior Vice President of Operations at Blyth Software Inc., a software development company, from April 1994 to March 1996. Previous to that, he was Vice President and General Manager of the Customer Services Division of Pyramid Technology Corporation, a company that develops open systems servers for the commercial computing market, from January 1990 to March 1994. Mr. Meyer holds a BS in computer engineering from the University of Bridgeport in Connecticut.

        DONALD R. OESTREICHER. Dr. Oestreicher has served as Vice President, Engineering of the Company since joining the Company in July 1996. Prior to joining Corsair, Dr. Oestreicher was employed by AirSoft, Inc., a software development company, where he was Vice President of Engineering from July 1995 to July 1996. Dr. Oestreicher served as Vice President, Research & Development at Blyth Software Inc., a software development company, from January 1993 to June 1995. From August 1990 to December 1992, Dr. Oestreicher was Director, Software Product Development for Dow Jones & Company Inc., a publishing company. Dr. Oestreicher holds a BS in economics from the Massachusetts Institute of Technology, a PhD in computer science from the University of Utah, and an MBA from Santa Clara University.

        WALTER M. PRICE. Mr. Price joined the Company in May 1995 as Director of Manufacturing and was promoted to Vice President, Manufacturing of the Company in January 1997. Prior to joining Corsair, Mr. Price was Operations Director at Ericsson-Raynet Corporation, a fiber optics telecommunications company, from June 1993 to May 1995. From February 1989 to June 1993, Mr. Price served in various positions including Marketing Operations Manager, Supply Planning Manager and Process Engineering Manager while at Sun Microsystems, Inc., a provider of network-based distributed computing systems. Mr. Price holds a BS in industrial engineering from Stanford University and an MBA from Santa Clara University.

        JEANNETTE ROBINSON. Ms. Robinson joined the Company in January 1996 as Director of Human Resources and was promoted to Vice President, Human Resources of the Company in January 1997. Prior to joining Corsair, Ms. Robinson was employed by Cisco Systems Inc., a provider of internet-working products, where she held several human resources management and recruiting positions from June 1990 to January 1996. Ms. Robinson holds a BS in business administration and a BA in sociology from San Jose State University.

        JOHN F. SCOTT. Mr. Scott has served as Vice President, Strategy and Business Development of the Company since January 1995. Prior to joining Corsair, Mr. Scott served as Director of Marketing Strategy and Marketing Product Manager at Bay Area Cellular Telephone Company from September 1992 to January 1995. Mr. Scott served as a consultant with Boston Consulting Group, a consulting firm, from August 1990 to March 1992, and served as an independent consultant from April 1992 to September 1992. Mr. Scott holds a BA in economics from Claremont McKenna College and an MBA from Harvard Business School.

        DAVID G. THOMPSON. Mr. Thompson has served as Vice President, Marketing of the Company since January 1995. Mr. Thompson also served as Vice President, Sales of the Company from January 1995 to January 1997. Prior to joining Corsair, Mr. Thompson served as Director of Marketing at Digital Pictures, Inc., a software development company, from August 1994 to January 1995. Previous to that, he was Director of Marketing and Manager of Marketing Strategy at Bay Area Cellular Telephone Company from March 1992 to August 1994. Mr. Thompson holds a AB in economics from Harvard University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information concerning the aggregate compensation paid by the Company to the Company's President and Chief Executive Officer and to the four additional most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company for the years ended December 31, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                ANNUAL COMPENSATION                 AWARDS
                                     --------------------------------------------------------------------------

         NAME AND                                                  OTHER          SECURITIES
         PRINCIPAL                                                ANNUAL          UNDERLYING         ALL OTHER
         POSITION             YEAR(1)  SALARY(2)     BONUS     COMPENSATION     OPTIONS/SARS(#)    COMPENSATION
         --------             -------  ---------     -----     ------------     ---------------    ------------
MARY ANN BYRNES                1997     $176,261    $79,076     $      -0-            84,421                --
President and Chief Executive  1996      165,000     82,500            -0-            66,667                --
Officer and Director

DAVID G. THOMPSON              1997      130,000     58,500            -0-            19,761                --
Vice President, Marketing      1996      128,334   456,550(3)          -0-            26,667                --

MARTIN J. SILVER               1997      153,118     67,823            -0-            20,000           12,750(4)
Chief Financial Officer and    1996      140,000     55,800            -0-            20,000                --
Secretary

DONALD R. OESTREICHER          1997      144,284     65,570            -0-            23,330                --
Vice President, Engineering    1996           --         --            -0-            93,334                --

THOMAS MEYER                   1997      127,650     58,590            -0-            19,196                --
Vice President,                1996           --         --            -0-            40,001                --
Operations


----------
(1) Pursuant to Instruction to Item 402(b) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission"), information with respect to fiscal years prior to 1996 has not been included as the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information has not been previously reported to the Commission in response to a filing requirement.

(2) Includes amounts deferred pursuant to the Company's 401(k) Plan.

(3) Includes $455,000 earned as commissions while serving as Vice President, Sales and Marketing.

(4) Represents forgiveness of $10,000 of principal and approximately $2,750 of interest of a loan made in connection with Mr. Silver's relocation to the Palo Alto, California area.

    Stock Options

    The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the year ended December 31, 1997. The Company did not grant any stock appreciation rights ("SARs") during the year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                               Number of      % of Total                                    Rates of Stock Price
                               Securities      Options         Exercise                       Appreciation for
                               Underlying     Granted to         Price                         Option Term(4)
                                Options      Employees in         Per      Expiration    ------------------------
Name                           Granted(1)   Fiscal Year(2)     Share(3)       Date            5%           10%
----                           ----------   --------------     --------       ----           ---           ---
Mary Ann Byrnes...............      8,667        1.2%           $ 0.83      1/8/2007     $    4,524    $   11,464
                                   75,754       10.4%           $ 7.50     3/12/2003     $  193,227    $  438,366

David G. Thompson.............      1,467        0.3%           $ 0.83      1/8/2007     $      766    $    1,941
                                   18,294        2.5%           $ 7.50     3/12/2003     $   46,663    $  105,862

Martin J. Silver..............     20,000        2.8%           $ 7.50     3/12/2003     $   51,014    $  115,734

Donald R. Oestreicher.........      3,052        0.5%           $ 0.83      1/8/2007     $    1,593    $    4,037
                                   19,278        2.7%           $ 7.50     3/12/2003     $   49,173    $  111,556

Thomas Meyer..................      2,662        0.4%           $ 0.83      1/8/2007     $    1,390    $    3,521
                                   16,534        2.3%           $ 7.50     3/12/2003     $   42,174    $   95,677


----------

(1) The rights of the optionees vest at various times over a four-year period. While the options are fully exercisable upon grant, any shares purchased by the optionee which do not vest prior to the termination of the optionee's employment may be repurchased by the Company at cost. In accordance with the terms of the 1997 Stock Incentive Plan under which the options were granted, all rights of the optionee will accelerate and vest in full upon an acquisition of the Company unless the options are assumed or replaced by or the Company's repurchase rights are assigned to the acquiring corporation. Under the terms of the 1997 Stock Incentive Plan, following any acquisition of the Company in which the rights of the optionees do not accelerate and vest in full, the rights of each optionee shall accelerate and vest (or the Company's repurchase rights will lapse in the case of exercised options) with respect to one-half of the then unvested shares if the employment of the optionee is involuntarily terminated within one year of the acquisition.

(2) The Company granted options to purchase a total of 733,345 shares to employees in fiscal year 1997.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board, considering all relevant factors. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The fair market value of shares of Common Stock is determined in accordance with certain provisions of the 1997 Stock Incentive Plan based on the closing selling price of a share of Common Stock on the date in question on the Nasdaq National Market. If shares of the Common Stock are neither listed or admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options, not the price of Common Stock in this Offering. There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

    Option Exercises and Unexercised Option Holdings. The following table provides information concerning option exercises during 1997 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1997. No SARs were exercised during 1997 or outstanding as of December 31, 1997.


       AGGREGATE OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

                                                    Number of Securities
                                                         Underlying              Value of Unexercised
                      Shares                       Unexercised Options at        in-the-Money Options
                     Acquired                         December 31, 1997         at December 31, 1997(3)
                        on           Value            -----------------         -----------------------
Name                 Exercise     Realized(1)   Exercisable(2) Unexercisable Exercisable(2) Unexercisable
----                 --------     -----------   -------------- ------------- -------------- -------------
Mary Ann Byrnes.....     8,667    $    31,808           75,754             0      $ 662,848             0
David G. Thompson...    83,134    $   341,423           26,627             0      $ 289,817             0
Martin J. Silver....   100,000    $   382,000           20,000             0      $ 175,000             0
Donald R. Oestreicher    3,052    $    11,201           19,278             0      $ 168,683             0
Thomas Meyer........    42,667    $   222,586           56,535             0      $ 767,488             0


----------

(1) "Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock, and does not take into account that some of such shares are subject to rights of repurchase on the part of the Company which lapse at various times over four years after the date of grant.

(2) The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over four years after the date of grant.

(3) "Value" is defined as fair market price of the Common Stock at fiscal year-end ($16.25) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee is an officer or employee of the Company. No interlocking relationship exists between the Company's Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

    Options granted to Named Executive Officers are immediately exercisable; however, any shares purchased upon exercise are subject to rights of repurchase on the part of the Company that generally expire over four or five years from the date of option grant. In accordance with the terms of the 1996 Stock Option/Stock Issuance Plan and the 1997 Officer Stock Option Plan under which options were granted to Named Executive Officers, all of the Named Executive Officers' options will immediately vest and the Company's repurchase rights will immediately lapse with respect to shares held by the Named Executive Officers upon an acquisition of the Company, unless the options are assumed or replaced by, or the Company's repurchase rights are assigned to, the acquiring entity. Following any acquisition of the Company in which options remain subject to vesting and repurchase rights do not lapse in the manner provided above, 50% of a Named Executive Officer's options will vest and the repurchase rights with respect to 50% of such Named Executive Officer's shares will lapse if the employment of the Named Executive Officer is involuntarily terminated within one year of the acquisition.

    Notwithstanding anything to the contrary set forth in the Company's previous filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchanges Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 16 shall not be incorporated into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee presents this report regarding compensation for the Company's executive officers and the Chief Executive Officer of the Company.

    GENERAL COMPENSATION POLICY

    The Company's primary objective is to maximize the value of the Company's shares over time. Accomplishing this objective requires achieving specific Company milestones and developing and ultimately marketing superior products that provide cost-effective solutions for the wireless communications industry. The overall goal of the Compensation Committee is to develop compensation practices that will allow the Company to attract and retain the people needed to create, develop, manufacture and market such products.

    The Company compensates its executive officers with a combination of salary and incentives designed to focus and balance their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation structure rewards individual performance that furthers Company goals. Elements of each officer's compensation include the following:

        -      Base Salary
        -      Annual Incentives
        -      Long-term Incentives
        -      Benefits

    Each officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provides a level of compensation roughly equivalent to that paid by companies of similar size and complexity in similar industries.

    BASE SALARY. Base salary and increases in base salary are determined by individual performance and the salary levels in effect for companies of similar size and complexity in similar industries. The Compensation Committee attempts to keep the base salaries of the Company's officers at a level broadly in line with the median of the salaries of officers in comparative companies. The Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of stockholder value and achievement of specific Company milestones. Certain of the companies contained in the survey on which this Compensation Committee relied are included in the indices used to compare shareholder returns in the Stock Performance Graph.

    ANNUAL INCENTIVES. Annual Incentives are paid in accordance with an annual Incentive Compensation Plan. Bonus awards are set at a level competitive among peer group companies and early-stage high growth technology companies. Potential cash incentive compensation paid under this plan is set as a significant percentage of each officers' base salary. All of the incentive compensation is directly tied to performance and is at risk. Each officer earns incentive compensation based upon a mix of Company performance and personal performance. Company performance is measured by achievement of specific Company milestones. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon both an objective and subjective evaluation of the performance of each officer. No incentive compensation is paid for Company performance or personal performance unless specific Company and individual goals are achieved during the fiscal year. In 1997, incentive compensation earned by officers was approximately 45% of base salary.

    LONG-TERM INCENTIVE. Long-term incentive compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the long-term interests of the Company and its stockholders. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current and expected future contributions to the business and vesting position. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership, motivation to remain with the Company and incentive to increase stockholder value.

    BENEFITS. Benefits offered to the Company's officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's officers are substantially the same as those offered to all the Company's regular employees.

    CEO COMPENSATION

    In setting compensation payable to the Company's Chief Executive Officer, Ms. Byrnes, we have sought to be competitive with companies of similar size and complexity in similar industries. Ms. Byrnes's incentive compensation under the Company's annual Incentive Compensation Plan is entirely dependent upon the Company's performance and our evaluation of her personal contribution to the Company's performance. No incentive compensation is paid to Ms. Byrnes unless progress is made toward specific Company goals or these goals are achieved during the fiscal year. In 1997, incentive compensation earned by Ms. Byrnes was approximately 45% of base salary.

    We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of Corsair or any of its subsidiaries.

    Submitted by the Compensation Committee of the Company's Board of Directors.

PERFORMANCE GRAPH

    The following graph compares total stockholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer Data and Processing Index ("Nasdaq Computer Index"). The total return for each of the Company's Common Stock, the Nasdaq Broad Index and the Nasdaq Computer Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The companies comprising the Nasdaq Computer Index are available upon written request to Investor Relations at the Company's executive offices. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.


                                        'CORSAIR             NASDAQ
        Measurement Period           COMMUNICATIONS,          STOCK              NASDAQ
      (Fiscal Year Covered)               INC'            MARKET (U.S.)         COMPUTER
7/29/97                                    100                 100                 100
12/31/97                                   108                  91                 100

                              CERTAIN TRANSACTIONS

    Since its formation in December 1994, the Company has issued, in private placement transactions, shares of its Preferred Stock (as adjusted in price and number of shares to show the number of shares of Common Stock into which the Preferred Stock was automatically converted upon the completion of the Company's initial public offering of its Common Stock) as follows: 5,413,340 shares of Series A Preferred Stock at a price of $3.00 per share in December 1994; 1,328,084 shares of Series B Preferred Stock at a price of $6.65 per share in October 1995; 2,424,864 shares of Series C Preferred Stock at a price of $8.25 per share in October 1996; and 266,668 shares of Series D Preferred Stock at a price of $11.25 per share in March 1997. The purchasers of Preferred Stock include, among others, the following Directors and holders of more than five percent of the Company's outstanding stock and their respective affiliates:

                                                                               Preferred Stock                            Total
                                                                               ---------------
Executive Officers, Directors and 5% Stockholders    Series A            Series B          Series C     Series D      Consideration
-------------------------------------------------    ---------           --------           --------    --------      -------------
Kevin R. Compton(1) .............................    1,333,334            248,308            121,212         --         $6,650,001
Stephen M. Dow(2) ...............................    1,333,334             37,624             60,606         --          4,750,002
Roland L. Robertson(3) ..........................    1,346,568                 --                 --         --          4,039,700
David H. Ring(4) ................................           --              7,526              6,062         --            100,002
Entities affiliated with Kleiner Perkins
   Caufield & Byers(1) ..........................    1,333,334            248,308            121,212         --          6,650,001
Entities affiliated with Sevin Rosen
   Funds(2) .....................................    1,333,334             37,624             60,606         --          4,750,002
Entities affiliated with Norwest Equity
   Partners(5) ..................................    1,066,768            165,538            207,274         --          6,010,300
TRW Inc.(3) .....................................    1,346,568                 --                 --         --          4,039,700
Entities affiliated with Integral
   Capital Partners(6) ..........................           --                 --            242,424         --          1,999,998


----------

(1) Includes 1,693,616 shares purchased by Kleiner Perkins Caufield & Byers VII and 9,238 shares purchased by KPCB Information Sciences Zaibatsu Fund II. Mr. Compton is a Director of the Company and a general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II. Mr. Compton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2) Includes 1,428,230 shares purchased by Sevin Rosen Fund IV L.P. and 3,334 shares purchased by Sevin Rosen Bayless Management Company. Mr. Dow is a Director of the Company, a general partner of SRB Associates IV L.P., the general partner of Sevin Rosen Fund IV L.P., and an officer of Sevin Rosen Bayless Management Company. Mr. Dow disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3) Includes 1,346,568 shares purchased by ESL Incorporated and subsequently transferred to TRW Inc. Mr. Robertson is a Director of the Company and an officer of TRW Inc. Because Mr. Robertson does not have voting or dispository control over such shares, he disclaims beneficial ownership of such shares.

(4) Includes 7,526 shares purchased by Eureka Investments, L.P. and 6,062 shares purchased by the David H. Ring Charitable Remainder Unitrust. Mr. Ring is a director of the Company, a general partner of Eureka Investments, L.P. and the trustee of the David H. Ring Charitable Remainder Unitrust. Mr. Ring disclaims beneficial ownership of the shares held by Eureka Investments, L.P. and the David H. Ring Charitable Remainder Unitrust except to the extent of his pecuniary interest therein.

(5) Includes 1,066,768 shares purchased by Norwest Equity Partners, IV and 372,812 shares purchased by Norwest Equity Partners, V.

(6) Includes 178,500 shares purchased by Integral Capital Partners II, L.P., and 63,924 shares purchased by Integral Capital Partners International II, C.V.

    Holders of Preferred Stock are entitled to certain registration rights with respect to the Common Stock issued or issuable upon conversion thereof.

    In December 1994, the Company sold 5,413,340 shares of its Series A Preferred Stock to ESL Incorporated ("ESL"), a subsidiary of TRW Inc., and various venture capital funds, including funds which are principal stockholders of the Company and/or are affiliated with directors of the Company, in a private placement pursuant to which the Company received $13,240,000 and various promissory notes in the aggregate principal amount of $3,000,000, bearing interest at a rate of 6.34% per annum. All principal and interest accrued with respect to the notes has been repaid to the Company and the notes have been cancelled.

    In December 1994, the Company purchased from ESL certain in-process research and development and assets relating to wireless telecommunications fraud prevention, including its rights and obligations under a certain Development and License Agreement with AirTouch Communications, Inc. (the "Acquired Technology"), in exchange for $6,240,000 and a promissory note in the principal amount of $3,000,000 bearing interest at a rate of 6.66% per annum (the "$3,000,000 Note"). In connection with its purchase of the Acquired Technology, the Company also obtained a perpetual license with respect to certain trade secrets and know-how related to the Acquired Technology for use in the fields of wireless telecommunications, transportation and systems integration (the "License"). The price of the Acquired Technology and the License was determined based on negotiations between the Company and ESL, and was not fixed based on a third party's independent appraisal. All principal and interest with respect to the $3,000,000 Note has been repaid by the Company and the $3,000,000 Note has been cancelled.

    In December 1994, in connection with the purchase of the Acquired Technology, the Company entered into an Assignment and Assumption Agreement with ESL providing for the assignment to the Company of and the assumption by the Company of all of ESL's right, title and interest under a certain lease with Westminster Management Corporation (the "Lease") with respect to a certain facility located at 207 East Java Drive in Sunnyvale, California. The Lease expired on February 15, 1995.

    In April 1996, the Company made a loan in the amount of $100,000 to Martin
J. Silver, the Chief Financial Officer of the Company, which loan is represented by two promissory notes, each in the principal amount of $50,000, and is secured pursuant to a Deed of Trust by Mr. Silver's residence. Both promissory notes bear annual interest at the greater of 5.5% or the lowest applicable federal rate of interest as published by the Internal Revenue Service. One of the promissory notes (the "First Note") is to be forgiven at a rate of 20% per year on each anniversary date of such note for so long as Mr. Silver continues to be employed as a full-time employee of the Company, and otherwise the outstanding principal and accrued interest with respect to such note is due and payable upon the expiration of the 60-day period following the date Mr. Silver ceases to be a full-time employee of the Company. The other promissory note has been repaid by Mr. Silver in full.

    In November 1996, the Company made a loan in the amount of $200,000 bearing interest at the rate of 7% per annum to Mary Ann Byrnes, the President and Chief Executive Officer of the Company, which loan was represented by a promissory note and was secured pursuant to a pledge agreement by 370,101 shares of Common Stock of the Company held by Ms. Byrnes. Ms. Byrnes has repaid one-half of the principal and interest due under this note and the Company has released one-half of the pledged shares.

    All of the Company's officers are employed by the Company at will. The Company has entered into indemnification agreements with each of its directors and executive officers.

    The Company believes that all of the transactions set forth above were initially made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company expects that all future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, as well as by a majority of the independent and disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5s were required, Corsair believes that, during the period from July 1997 (the first period for which Section 16(a) reports were required to be filed) through December 31, 1997, all reporting requirements under Section 16(a) were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

                 STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received no later than December 29, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

    A copy of the Annual Report of the Company for the 1997 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

    THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 31, 1998. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO MARTIN J. SILVER, CHIEF FINANCIAL OFFICER AND DIRECTOR OF FINANCE AND ADMINISTRATION OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 3408 HILLVIEW AVENUE, PALO ALTO, CALIFORNIA 94308.

                                  OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.




                                             By Order of the Board of Directors



Dated:  April 29, 1998                       /s/ MARTIN J. SILVER
                                             ----------------------------------
                                             Martin J. Silver
                                             Secretary

                          CORSAIR COMMUNICATIONS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Mary Ann Byrnes and Martin J. Silver jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Corsair Communications, Inc. to be held on Thursday, June 4, 1998, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1.      Election of Directors:

        Nominees:     Stephen M. Dow and Roland L. Robertson will stand for
                      election to the Board for terms to expire in 1999. Peter
                      L. S. Currie and David H. Ring will stand for election to the Board for terms to expire in 2000. Mary Ann Byrnes and Kevin R. Compton will stand for election to the Board for terms to expire in 2001.

        [ ]  Vote FOR all nominees above (except as withheld in the space below)

        [ ]  Vote WITHHELD from all nominees

        Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

--------------------------------------------------------------------------------

2.      Ratification of Accountants:

        Ratification and approval of the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998.

        [ ]  Vote FOR             [ ]  Vote AGAINST              [ ]   ABSTAIN




                     (Please sign and date on reverse side)

        UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

                                              Dated: __________________, 19___

                                              ----------------------------------
                                              Signature of Stockholder

                                              ----------------------------------
                                              Printed Name of Stockholder

                                              ----------------------------------
                                              Title (if appropriate)

                                              Please sign exactly as name
                                              appears hereon. If signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such, and, if
                                              signing for a corporation, give
                                              your title. When shares are in the
                                              names of more than one person,
                                              each should sign.

                        CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]